UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RESPECT YOUR UNIVERSE, INC.
(Exact name of Registrant as specified in its charter)

Nevada	20-0641026
(State of Incorporation)	(I.R.S. Employer Identification No.)

818 North Russell Street Portland, OR	97227
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-166171

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-166171) filed with the Securities and Exchange Commission on April 20, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	Amended and Restated By-Laws (2)

(1)	Incorporated herein by reference from Exhibit 3.1 of the Company’s Registration Statement.
(2)	Incorporated herein by reference from Exhibit 10.2 of the Company’s Current Report on Form 8-K dated April 18, 2012.

SIGNATURE

In accordance with Section 12 of the Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of January, 2013.

RESPECT YOUR UNIVERSE, INC.

By:	/s/ Aaron Loreth
Aaron Loreth
Vice President Finance